SALES AND PURCHASE AGREEMENT



This Sale and Purchase Agreement ("Agreement") is made on 21 August 2000 between:


1. PT BANK PARIBAS-BBD Indonesia, a limited liability company established under the laws of the Rpublic of Indonesia, having domicile at Jakarta, Menara Mulia suite 1211, Jalan Gatot Subroto Kavling 9-11, in this matter represented by Mr Patrice Maveyraud, in his capacity as President Director ("Seller"); and

2. Everbloom International Technology Pte Ltd, a company established under the laws of Singapore, with its registered office at 12 Science Park Drive #04-01, The Mendel Singapore Science Park 1, Singapore 118225 ("Purchaser").

(The Seller and the Purchaser hereinafter referred to collectively as the "Parties").


WHEREAS:

A. Pursuant to Credit Agreement: Promissory Note Purchase Agreement and Acknowledge of Indebtness number 42 dated 25 August 1992 made before Notary Anita Christiana, Sarjana Hukum, in Jakarta (further such agreement, together with any amendment, addendum, extension, renewal or confirmation which made thereto, shall be referred to as the "Credit Agreement") between the Seller as the Bank and PT Randhoetatah Cemerlang as the Borrower, the Bank provided the Borrower with the following facility:

       * A Medium Term Loan in the principal amount of US$1,900,000.00 (United States Dollars: One million and nine hundred thousand).

B. The total outstanding under the Facility (calculated up to 31 July 2000) is as follows:

       Principal         : US$ 1,900,000.00
       Overdue Interest  : US$ 1,469,172.85

C. The Seller intends to sell to the Purchaser, and the Purchaser intends to purchase from the Seller all rights, titles, and interests in the Credit Agreement ("Rights") on the terms and conditions set out in this Agreement and in an assignment ("Assignment Agreement") to be made between the Seller and the Purchaser on or about the date of this Agreement.

NOW THEREFORE, the parties agree as follows:

1. The Purchaser hereby agrees to purchase from the Seller, and the Seller hereby agrees to sell to the Purchaser, the Rights. The transfer of the Rights to the Purchaser shall be effected in accordance with the terms of the assignment Agreement.

2. The Seller and the Purchaser agree that notwithstanding anything to the contrary in this Agreement and the Assignment Agreement, the transfer of the Rights to the Purchaser shall not be effective until full payment by the Purchaser of the purchase price in the manner contemplated by paragraphs 2 and 3 of this Agreement and the delivery of all Transaction Documents (as defined in the Assignment Agreement).

3. In the event the Purchaser fails to fulfil the payment in such manner, this Agreement and the Assignment Agreement shall automatically be null and void, and all payments which has been made under this Agreement shall not refundable and shall be calculated as payment of (principal) under the Credit Agreement

4. In the even the Purchaser fails to fulfil the payment under this Agreement and the Seller fails to deliver the Transaction Documents (as defined in the Assignment Agreement), this Agreement and the Assignment shall be null and void, and all payment which has been made under this Agreement shall be refundable in full within 7 days of notice of demand form the Purchaser.

         The Parties agrees that the purchase price for the sale and purchase of the rights is US$437,000.00 (United Sates Dollars four hundred and thirty seven thousand) which shall be paid by the Purchaser as follows:


Payment                    Date                               Amount
-------------------------- ---------------------------------- ----------------
Up front                   Payable  on  the  signing  of the  US$ 43,700.00
                           agreement
-------------------------- ---------------------------------- ----------------
-------------------------- ---------------------------------- ----------------
Final Payment              90 days after the  signing of the  US$ 393,300.00
                           agreement, i.e. 20 November 2000.
-------------------------- ---------------------------------- ----------------

5. All payments of purchase price as referred to in Clause 3 above shall be paid by the Purchaser to the Seller on each payment due as referred to in Clause 3 in immediately available funds without any set off, counterclaim or withholding of any nature of the following account:

         Account Number     : 001-006905, CHIP UID 313535
         Bank               : Chase Manhattam Bank, New York, USA
         Beneficiary        : PT. BANK PARIBAS-BBD Indonesia
         Quoting reference  : Payment of purchase price related to PT
                              Randhoetatah Cemerlang

6. The Seller and the Purchase shall keep in confidence all information concerning the other party, including but not limited to information in connection with the Transaction Documents and all other information obtained by it during the negotiation and carrying into effect of this Agreement and, except with the prior written consent of the other party, shall not disclose any of that information to any person other than:

         (a) as required by law or statue including reporting requirements to Bank Indonesia or tax authority or by the order of a court having jurisdiction over the party;

         (b) to employees of the party or a related corporation in order to facilities the transaction;

         (c) to an independent adviser of the party to the extent required for the adviser properly to advise the party.

         (d) to a financial institute in connection with the application by the party for financial accommodation relating to this Agreement;

         (e) to an auditor of the party in order to make financial statement, balance sheet and any other financial report of the party; and

         (f)      to any companies within the group of Paribas by the Seller.

         And upon receiving such information each party shall use its best endeavors to ensure the confidentiality provision under this clause.

7. This Agreement shall be governed and constructed by in accordance with the laws of the Republic of Indonesia.

8. For the implementation of this Agreement and all its consequences, the Parties hereby select non-exclusive jurisdiction of the District Court of South Jakarta.

9. This Agreement may be executed in any counterparts and all of those counterparts taken together constitute one and the same agreement


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first mention above.



PT. BANK PARIBAS-BBD Indonesia                  Everbloom International
                                                Technology Pte Ltd



Name     : Mr Patrice Maveyraud                  Name   : Dr Tan Kok Kheng
Title    : President Director                    Title  : Managing Director


                                                 Name   : Eugene Lim
                                                 Title  : Company Secretary